ENVIRONMENTAL AFFIDAVIT AND INDEMNITY AGREEMENT

KNOW YE ALL MEN BY THESE PRESENTS THAT the undersigned, **PETALS DECORATIVE ACCENTS LLC**, a limited liability company organized and existing under the laws of the State of Delaware and having a Connecticut office located at 90 Grove Street, Ridgefield, Connecticut 06877; and **SOUTHRIDGE HOLDINGS LLC**, a limited liability company organized and existing under the laws of the State of Delaware and having a Connecticut office located at 90 Grove Street, Ridgefield, Connecticut 06877 (hereinafter "Borrower"), in order to induce **FAIRFIELD COUNTY BANK CORP.**, a Connecticut corporation having its principal place of business at 150 Danbury Road, Ridgefield, Connecticut 06877 (hereinafter "Lender") to enter into a certain loan as evidenced by a Note of even date herewith, all according to the terms and conditions of a certain Loan to Borrower by Lender in the face amount of **ONE MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($1,500,000.00)** (hereinafter the "Loan") and secured by a Mortgage on premises described on Schedule A attached hereto (hereinafter "Premises") does hereby covenant, represent and promise to, and agree with, Lender as follows:

A. The Borrower has no knowledge of the occurrence or presence of, and shall immediately notify the Lender in writing of the occurrence of any of the following:

1. Any release, discharge, spillage, emanation, uncontrolled loss or seepage of any Hazardous Substance on or from the Premises. As used in this Agreement, the term "Hazardous Substance" means any hazardous, toxic or radioactive substances, materials or waste, whether or not naturally occurring, which are regulated, under any applicable federal, state or local statute, ordinance or regulation, by any judicial order, or by any governmental entity including, but not limited to substances, materials or wastes listed in the United States Department of Transportation Hazardous Materials Table (49 C.F.R. 172.101) or identified by the United States Environmental Protection Agency ("EPA") pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq., or such substances, materials and wastes which are or become regulated under any applicable law or regulation including, without limitation, any material, waste or substance which is (i) petroleum product, (ii) asbestos, (iii) radon, (iv) methane gas or (v) polychlorinated biphenyl;

2. Any investigation, order, notice of violation or other action by the Connecticut Department of Environmental Protection ("DEP"), the EPA or any similar entity pertaining to any alleged violation of any Environmental Law (as that term is defined herein) by the Borrower or any alleged violation of any Environmental Law occurring on the Premises; or

3. Any pending or threatened action, suit or claim by any party seeking to enforce any Environmental Law or seeking damages or other relief based on the Borrower's alleged violation of any Environmental Law or any pollution or contamination caused by the Borrower on the Premises.

4. The presence of any active or abandoned underground storage tanks on the Premises.

The Borrower shall provide the Lender with copies of all notices, orders, summonses, correspondence and other similar items delivered to or served upon the Borrower pertaining to any of the foregoing. Upon request, the Borrower shall furnish to the Lender or its designee, copies of all correspondence from the DEP, the EPA or any similar entity to the Borrower (other than routine mass informational mailings) and, shall direct such entity to send copies of all such correspondence directly to the Lender. Upon request, the Borrower shall furnish to the Lender copies of all correspondence from the Borrower to the DEP, the EPA, or any similar entity, copies of all periodic reports required by any Environmental Law or any Permit and copies of all records, forms and documents which the Borrower is required to produce or maintain pursuant to any Environmental Law or any Permit.

B. Remediation of Contamination. In the event that the Premises is presently or in the future contaminated by Hazardous Substances or there occurs or has occurred any release, leakage, spillage, emanation, uncontrolled loss, or seepage of any Hazardous Substance on the Premises, the Borrower, at its sole cost and expense, shall immediately take all actions necessary to remove such Hazardous Substance and mitigate the effects thereof.

C. Indemnification. The Borrower agrees to indemnify the Lender against, to hold the Lender harmless from, and to reimburse the Lender for, any losses, claims, demands, damages, fines, penalties, liabilities (joint or several), costs and expenses (including, without limitation, fees and expenses of legal counsel for the Lender, consultant fees and expenses of investigation and laboratory costs) to which the Lender may be subjected, or which the Lender may pay, incur or sustain, in consequence of:

1. Any presence, discharge, spillage, emanation, uncontrolled loss, seepage or filtration of any hazardous substance upon the Premises;

2. The violation of any law, statute, ordinance, regulation or similar standard including, but not limited to, those related to environmental protection, pollution control, hazardous waste or other waste by the Borrower or occurring on the Premises; or

3. Any personal injury (including wrongful death) or damage to property (whether real or personal) caused, directly or indirectly, by an occurrence described in (1) or (2) above.

The provisions of this paragraph shall be in addition to any other obligations of the Borrower to the Lender whether arising by contract, at law, in equity or by statute. The provisions of this paragraph shall survive payment of the Loan, foreclosure or release of any mortgages or security interests securing the Loan and termination of this Agreement.

D. Operations of the Borrower.

1. The Borrower represents that: (a) All permits required for the Borrower's current operations and activities and the operations and activities contemplated by Borrower on the Premises are in full force and effect; and (b) There are no agreements, orders or decrees that require a change in the Borrower's operations.

2. The Borrower agrees that there shall be no material change in the operations or activities conducted by the Borrower or on the Premises without the Lender's express prior written consent. The Borrower shall not use or store, and shall not permit any other party to use or store any Hazardous Substances on the Premises. The Borrower shall not, and shall not permit any other party to, use or maintain the Premises in a manner or conduct any operations or cause any occurrence thereon which would constitute a violation of any applicable laws, statutes, ordinances, regulations or similar standards, including, but not limited to, those relating to environmental protection, pollution control, hazardous wastes and other wastes (collectively referred to as "Environmental Laws"). The Borrower shall not permit any use of the Premises which could lead to the imposition of a lien or encumbrance against such real property pursuant to Section 22a-452a of the Connecticut General Statutes, as amended, Section 107 of the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, and any similar laws. If the activities conducted by the Borrower or by any other party on such real property require any permit, license or similar grant of governmental permission or approval (collectively referred to as "Permits") pursuant to any Environmental Law, the Borrower shall apply for such Permit, or shall cause such Permit to be applied for in a timely fashion. The Borrower shall take or cause to be taken all necessary actions to cause the timely renewal of all applicable Permits. All operations and activities conducted by the Borrower on the Premises and all conditions on such real property shall be in accordance with, shall not exceed any limits or restrictions contained in, and shall not be violative of, any applicable Permit.

The Lender shall have the right (but not the obligation) to enter onto the Premises to inspect, investigate and perform any and all testing that the Lender deems reasonable. All such testing shall be at the Lender's sole cost and expense prior to default and at Borrower's sole cost and expense after default.

IN WITNESS WHEREOF, the Borrower has duly executed this Agreement as of the **10th** day of **December, 2004.**

Signed, Sealed and Delivered
in the Presence of:

PETALS DECORATIVE ACCENTS LLC

________________________ By: ________________________
(witness as to both)

Stephen M. Hicks, its Manager
duly authorized

SOUTHRIDGE HOLDINGS LLC

________________________ By: ________________________
Robert R. Jewell (witness as to both)

Stephen M. Hicks, its Manager
duly authorized

STATE OF CONNECTICUT)
) **ss. Ridgefield** **December 10, 2004**
COUNTY OF FAIRFIELD)

Personally appeared **PETALS DECORATIVE ACCENTS LLC,** acting herein by Stephen M. Hicks, its Manager, duly authorized, signer and sealer of the foregoing instrument, and acknowledged the same to be his free act and deed, and the free act and deed of said **PETALS DECORATIVE ACCENTS LLC,** before me,

____
Robert R. Jewell
Commissioner of the Superior Court

STATE OF CONNECTICUT)
) **ss. Ridgefield** **December 10, 2004**
COUNTY OF FAIRFIELD)

Personally appeared **SOUTHRIDGE HOLDINGS LLC,** acting herein by Stephen M. Hicks, its Manager, duly authorized, signer and sealer of the foregoing instrument, and acknowledged the same to be his free act and deed, and the free act and deed of said **SOUTHRIDGE HOLDINGS LLC,** before me,

____
Robert R. Jewell
Commissioner of the Superior Court